EX-2.1 OTHERDOC
      Statement of Control Person

                                                                     Exhibit 2.1
                                                                     ----------

                           Statement of Control Person


The Statement on this Schedule 13G/A dated July 8, 2003 with respect to the common stock, no par value per share, of Depomed, Inc. is filed by Samuel D. Isaly in accordance with the provisions of Rule 13d-1(b) and Rule 13d-1(k), respectively, as control person (HC) of OrbiMed Advisors LLC and OrbiMed Capital LLC, and by PW Alternative Asset Management, Inc. in accordance with the provisions of Rule 13d-1(b) and Rule 13d-1(k), respectively, as control person
(HC) of UBS Juniper Management, L.L.C. and UBS Fund Advisor, L.L.C.

OrbiMed Advisors LLC, OrbiMed Capital LLC, UBS Juniper Management, L.L.C. and UBS Fund Advisor, L.L.C. file this statement on Schedule 13G/A in accordance with the provisions of Rule 13d-1(b) and Rule 13d-1(k), respectively, as investment advisors (IA).